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                                                                    Exhibit 16.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


September 27, 2001

Commissioners:

We have read the statements made by Legends of the Faith, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Report on Form 8-K dated September 20, 2001. We agree with the statements concerning our Firm in such Form 8-K.

Very Truly Yours,


/s/ FREEMAN & WILLIAMS, LLP
Freeman & Williams, LLP